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                           [JENKENS & GILCHRIST LETTERHEAD]


                                    March 28, 1997



FIRSTPLUS Financial Group, Inc.
1250 West Mockingbird
Dallas, Texas 75247

    Re:  Offering of Common Stock of FIRSTPLUS Financial Group, Inc.

Gentlemen:

    Concurrently with the giving of this opinion, FIRSTPLUS Financial Group, Inc., a Nevada corporation (the "Company"), is filing with the Securities and Exchange Commission (the "Commission") its registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the sale by certain stockholders of the Company (the "Selling Stockholders") of an aggregate of 552,239 shares (the "Shares") of common stock, par value $.01 per share, of the Company, pursuant to Rule 415 under the Act. We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

    In connection therewith, we have examined and relied upon the original or copies, certified to our satisfaction, of (i) the Amended and Restated Articles of Incorporation and Bylaws of the Company, in each case as amended to date, (ii) copies of resolutions of the Board of Directors of the Company authorizing the issuances of the Shares to the Selling Stockholders, (iii) the Registration Statement, and all exhibits thereto, and (iv) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

    Based upon the foregoing examination, we are of the opinion that the Shares to be sold by the Selling Stockholders in the offering, as described in the Prospectus forming a part of the

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FIRSTPLUS Financial Group, Inc.
March 28, 1997
Page 2


Registration Statement, have been duly and validly authorized for issuance and the Shares, when sold by the Selling Stockholders in the manner stated in the Prospectus constituting a part of the Registration Statement, will be legally issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                  Respectfully submitted,

                                  JENKENS & GILCHRIST, A
                                  PROFESSIONAL CORPORATION



                                  By: /s/
                                      -------------------------------------
                                      Ronald J. Frappier, Esq.